Exhibit 99.1

           Federal-Mogul Reports Third Quarter 2007 Results

    SOUTHFIELD, Mich.--(BUSINESS WIRE)--Oct. 18, 2007--Federal-Mogul Corporation (OTCBB:FDMLQ) today reported its financial results for the three and nine month periods ended September 30, 2007.



Financial Summary (in millions)
----------------------------------------------------------------------

                                  Three Months Ended Nine Months Ended
                                     September 30      September 30
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------
Net sales                            $1,686   $1,549   $5,165   $4,781
Gross margin                            279      262      910      852
Selling, general and
 administrative expenses                208      213      627      659
Income (loss) before income taxes         7     (24)       68     (51)
Income tax expense (benefit)            (7)     (27)       46       32
Net income (loss)                        14        3       22     (83)
Operational EBITDA(a)                   166      134      578      455

(a) Operational EBITDA is a non-GAAP measure defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization.


    Federal-Mogul reported net income of $14 million for the quarter ended September 30, 2007, compared to net income of $3 million for the third quarter of 2006. For the nine months ended September 30, 2007, the Company reported net income of $22 million, compared to a net loss of $83 million for the comparable period of 2006. The year-to-date results reflect an 8% increase in sales, improved gross margin and reduced selling, general and administrative expenses.

    Federal-Mogul reported net sales of $1,686 million for the quarter ended September 30, 2007, an increase of $137 million, or 9%, compared to the third quarter of 2006. The most significant factors impacting sales were increased volumes of $91 million and favorable foreign currency of $62 million. For the nine month period ended September 30, 2007, net sales increased by $384 million to $5,165 million, of which $210 million is due to increased volumes, $51 million is due to the May 2006 acquisition of Federal-Mogul Goetze India ("FMG") and $178 million is due to favorable foreign currency. These favorable impacts were partially offset by customer pricing.

    Gross margin for the three and nine months ended September 30, 2007 increased by $17 million and $58 million, respectively, over the comparable periods of 2006. Improvements in gross margin resulted from a combination of the October 2006 settlement of the U.K. pension plans, productivity in excess of labor and benefits inflation, increased volumes, and favorable foreign currency. These favorable impacts were partially offset by costs associated with plant rationalizations, customer pricing and increased material costs, including commodity price inflation of $15 million and $50 million for the three and nine months ended September 30, 2007, respectively.

    Selling, general and administrative ("SG&A") expense for the three and nine months ended September 30, 2007 improved by $5 million and $32 million, respectively, when compared to the comparable periods of 2006. As a percentage of sales, SG&A expenses were 12.1% for the nine months ended September 30, 2007, compared to 13.8% for the comparable period of 2006.

    Federal-Mogul reported income before income taxes for the three month period ended September 30, 2007 of $7 million, an improvement of $31 million over the comparable period of 2006. For the nine month period ended September 30, 2007, the Company's income before income taxes improved by $119 million compared to the same period of 2006, largely derived from the $90 million of improvements in gross margin and selling, general and administrative expenses, and $26 million in reduced impairment and restructuring charges.

    Management believes that Operational EBITDA most closely approximates the cash flow associated with the operational earnings of the Company and uses Operational EBITDA to measure the performance of its operations. Operational EBITDA is defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization.

    The Company reported Operational EBITDA for the three and nine months ended September 30, 2007, of $166 million and $578 million, respectively, representing improvements of $32 million and $123 million, respectively, over the comparable periods of 2006. This improvement is largely due to the improvements reported within gross margin and reduced SG&A expenses. A reconciliation of Operational EBITDA to the Company's earnings before income taxes for the three and nine month periods ended September 30, 2007 has been provided.

    Combining cash provided from operating activities with cash used by investing activities, the Company had cash outflows of $35 million for the nine months ended September 30, 2007, compared with cash inflows $32 million for the comparable period of 2006. The 2007 change in free cash flow is largely driven by increased capital expenditures of $81 million in support of increased global volumes and future new business, and a voluntary contribution to the Company's U.S. pension plans of $34 million made in September 2007.

    "The Federal-Mogul team is dedicated to our strategy for sustainable global profitable growth. The results achieved during the first three quarters of 2007 reflect the Company's commitment to continuously improve performance while creating value for our customers through world-class products, services and innovative technology," said Chairman, President and Chief Executive Officer Jose Maria Alapont. "We are also hopeful that our Plan of Reorganization will be confirmed, enabling emergence from Chapter 11."

    About Federal-Mogul

    Federal-Mogul Corporation is a leading global supplier, serving the world's foremost original equipment manufacturers of automotive, light commercial, heavy-duty, agricultural, marine, rail, aerospace, off-road and industrial vehicles, as well as the worldwide aftermarket. The Company's leading technology and innovation, lean manufacturing expertise, as well as marketing and distribution deliver world-class products, brands and services with quality excellence at a competitive cost. Federal-Mogul is focused on its global profitable growth strategy, creating value and satisfaction for its customers, employees and stakeholders. Federal-Mogul was founded in Detroit in 1899. The Company is headquartered in Southfield, Michigan, and employs 45,000 people in 35 countries. Visit the Company's Web site at www.federal-mogul.com.

    Forward-Looking Statements

    Statements contained in this press release, which are not historical fact, constitute "Forward-Looking Statements." Actual results may differ materially due to numerous important factors that are described in Federal-Mogul's most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and U.K. Administration proceedings, the Company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

    Note to Editors: There should be an accent mark over the "e" in "Jose" above.




           F E D E R A L - M O G U L C O R P O R A T I O N
             S T A T E M E N T S O F O P E R A T I O N S
        (Millions of Dollars, Except Share and Per Share Data)
                             (Unaudited)


                                Three Months Ended  Nine Months Ended
                                   September 30        September 30
                                ------------------  ------------------
                                   2007      2006      2007      2006
                                --------  --------  --------  --------

Net sales                      $1,685.5  $1,548.6  $5,165.4  $4,780.5
Cost of products sold           1,406.0   1,286.2   4,255.7   3,928.9
                                --------  --------  --------  --------

Gross margin                      279.5     262.4     909.7     851.6

Selling, general and
 administrative expenses          207.7     212.7     627.3     658.6
Adjustment of long-lived
 assets to fair value               3.5         -       7.0      21.2
Interest expense, net              49.9      44.9     151.7     128.2
Chapter 11 and Administration
 related reorganization
 expenses                          15.3      23.1      56.5      65.0
Equity earnings of
 unconsolidated affiliates         (9.6)     (6.6)    (27.6)    (23.7)
Restructuring expense, net          9.8       8.8      39.4      51.1
Other expense (income), net        (4.4)      3.6     (12.6)      2.3
                                --------  --------  --------  --------

Income (loss) before income
 taxes                              7.3     (24.1)     68.0     (51.1)

Income tax expense (benefit)       (6.4)    (26.7)     45.8      31.5
                                --------  --------  --------  --------

Net income (loss)              $   13.7  $    2.6  $   22.2  $  (82.6)
                                ========  ========  ========  ========


Basic and diluted income
 (loss) per common share:
------------------------------

                                --------  --------  --------  --------
Net income (loss) per common
 share                         $   0.15  $   0.03  $   0.25  $  (0.92)
                                ========  ========  ========  ========

Diluted Earnings (Loss)
 Available for Common
 Shareholders                  $   0.15  $   0.03  $   0.24     (0.92)
                                ========  ========  ========  ========





           F E D E R A L - M O G U L C O R P O R A T I O N
                      B A L A N C E S H E E T S

                        (Millions of Dollars)


                                              (Unaudited)
                                              September 30 December 31
                                                  2007        2006
                                              ------------ -----------
Current assets:
   Cash and equivalents                       $     366.2  $    359.3
   Accounts receivable, net                       1,158.6       992.6
   Inventories, net                                 941.2       892.6
Prepaid expenses and other current assets           323.1       248.2
                                               -----------  ----------

Total current assets                              2,789.1     2,492.7

Property, plant and equipment, net                2,103.5     2,078.6
Goodwill and indefinite-lived intangible
 assets                                           1,226.2     1,205.3
Definite-lived intangible assets, net               254.0       254.3
Asbestos-related insurance recoverable              879.5       859.0
Other noncurrent assets                             282.1       289.2
                                               -----------  ----------

                                              $   7,534.4  $  7,179.1
                                               ===========  ==========

Current liabilities:
   Short-term debt, including current portion
    of long-term debt                         $     915.1  $    482.1
   Accounts payable                                 568.4       488.0
   Accrued liabilities                              519.4       435.0
   Current portion of postemployment benefit
    liability                                        67.7        67.9
   Other accrued liabilities                        133.5       181.7
                                               -----------  ----------

Total current liabilities                         2,204.1     1,654.7

Liabilities subject to compromise                 5,462.0     5,813.4

Long-term debt                                       24.4        26.7
Postemployment benefits                           1,058.6     1,111.1
Deferred income taxes                                77.3        81.8
Other accrued liabilities                           165.5       185.1
Minority interest in consolidated affiliates         39.5        54.2

Shareholders' deficit:
   Series C ESOP preferred stock                     28.0        28.0
   Common stock                                     449.3       445.3
   Additional paid-in capital                     2,201.7     2,160.2
   Accumulated deficit                           (4,115.7)   (4,151.7)
   Accumulated other comprehensive loss             (60.3)     (229.7)
                                               -----------  ----------

Total shareholders' deficit                      (1,497.0)   (1,747.9)
                                               -----------  ----------

                                              $   7,534.4  $  7,179.1
                                               ===========  ==========





           F E D E R A L - M O G U L C O R P O R A T I O N
              S T A T E M E N T S O F C A S H F L O W S
                        (Millions of Dollars)
                             (Unaudited)


                                                     Nine Months Ended
                                                       September 30
                                                     -----------------
                                                        2007     2006
                                                     --------  -------

Cash provided from (used by) operating activities
Net income (loss)                                   $   22.2  $ (82.6)
Adjustments to reconcile net income (loss) to net
 cash provided from operating activities:
      Depreciation and amortization                    261.4    241.3
      Adjustment of long-lived assets to fair value      7.0     21.2
      Change in postemployment benefits, including
       pensions                                        (80.8)    80.0
      Changes in deferred taxes                        (20.5)    (7.0)
   Changes in operating assets and liabilities:
      Accounts receivable                             (127.6)   (20.5)
      Inventories                                      (14.3)   (58.5)
      Accounts payable                                  56.4     36.3
      Other assets and liabilities                      34.2    (24.5)
                                                     --------  -------
Net cash provided from operating activities            138.0    185.7

Cash provided from (used by) investing activities
Expenditures for property, plant and equipment        (220.4)  (139.1)
Proceeds from the sale of property, plant and
 equipment                                              26.1     12.2
Proceeds from sale of business                          14.0      4.0
Proceeds from sale of investment                        13.8        -
Payments to acquire minority interests                  (6.8)       -
Payments to acquire business                               -    (30.5)
                                                     --------  -------
   Net cash used by investing activities              (173.3)  (153.4)

Cash provided from (used by) financing activities
Proceeds from borrowings on DIP credit facility        658.8    252.5
Principal payments on DIP credit facility             (247.0)  (268.0)
Net change in short-term debt                            9.0    (14.8)
Net change in restricted cash                              -     20.6
Principal payment on other long-term debt               (5.0)     5.1
Payments on factoring arrangements                     (55.4)       -
Repayment of pre-petition Tranche C debt              (330.0)       -
Debt refinance fees                                     (0.1)       -
                                                     --------  -------
   Net cash provided from (used by) financing
    activities                                          30.3     (4.6)

   Effect of foreign currency exchange rate
    fluctuations on cash                                11.9     14.1
                                                     --------  -------

Increase in cash and equivalents                         6.9     41.8

Cash and equivalents at beginning of period            359.3    387.2
                                                     --------  -------

Cash and equivalents at end of period               $  366.2  $ 429.0
                                                     ========  =======





           F E D E R A L - M O G U L C O R P O R A T I O N
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
                        (Millions of Dollars)
                             (Unaudited)


                                  Three Months Ended Nine Months Ended
                                     September 30      September 30
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  ----------  ------ ---------  ------

Income (loss) before income
 taxes                           $      7.3  $(24.1)$    68.0  $(51.1)
   Depreciation and amortization       89.4    81.9     261.4   241.3
   Chapter 11 and Administration
    related reorganization
    expenses                           15.3    23.1      56.5    65.0
   Interest expense, net               49.9    44.9     151.7   128.2
   Adjustment of assets to fair
    value                               3.5       -       7.0    21.2
   Restructuring expense, net           9.8     8.8      39.4    51.1
   Gain on sale of business /
    divestiture                        (9.1)      -      (8.7)   (0.3)
   Other                               (0.2)   (0.2)      2.2    (0.8)

                                  ----------  ------ ---------  ------
Operational EBITDA               $    165.9  $134.4 $   577.5  $454.6
                                  ==========  ====== =========  ======


    CONTACT: Federal-Mogul Corporation
             Marie Remboulis, 248-354-9809